Registration No. 333-42587

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GARTNER, INC.
exact name of Registrant as specified in its charter)

Delaware	04-3099750
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06904-2212
(203) 316-1111
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Gartner, Inc. Savings and Investment Plan
(Full title of the plan)

Lewis G. Schwartz, Esq.
General Counsel
Gartner, Inc.
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06904-2212
(203) 316-6631
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Edward M. Kane, Esq.
Shipman & Goodwin LLP
300 Atlantic Street
Stamford, Connecticut 06901
(203) 324-8100

EXPLANATORY STATEMENT
SIGNATURES

EXPLANATORY STATEMENT
     Gartner, Inc. (f/k/a Gartner Group, Inc.) (the “Company”) originally filed a Registration Statement on Form S-8, File No. 333-42587, with the Securities and Exchange Commission on December 18, 1997 (the “Original Form S-8”), covering an aggregate of 1,000,000 shares of common stock, par value $.0005 per share, of the Company (the “Common Stock”) and an indeterminate amount of interests to be offered and sold under the Company’s Savings and Investment Plan (the “Plan”).
     Effective December 31, 2005, the Company terminated the option to invest in shares of Common Stock under the Plan.
     Accordingly, this Post-Effective Amendment No. 1 is being filed to deregister all shares of Common Stock and all Plan interests of the Company previously registered on the Original Form S-8 that were unsold as of December 31, 2005.
(Remainder of page intentionally blank;
signatures follow)

SIGNATURES
     Pursuant to requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on July 27, 2006.

GARTNER, INC.
By:	/s/ Eugene A. Hall
Eugene A. Hall
Chief Executive Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this Post —Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eugene A. Hall Eugene A. Hall	Chief Executive Officer and Director (principal executive officer)	July 27, 2006

/s/ Christopher Lafond Christopher Lafond	Executive Vice President and Chief Financial Officer (principal financial officer)	July 27, 2006

/s/ Michael J. Bingle Michael J. Bingle	Director	July 27, 2006

/s/ Richard J. Bressler Richard J. Bressler	Director	August 14, 2006

/a/ Anne Sutherland Fuchs Anne Sutherland Fuchs	Director	July 27, 2006

/s/ William O. Grabe William O. Grabe	Director	July 27, 2006

/s/ Max D. Hopper Max D. Hopper	Director	July 27, 2006

/s/ Stephen G. Pagliuca Stephen G. Pagliuca	Director	August 14, 2006

/s/ James C. Smith James C. Smith	Director	July 27, 2006

/s/ Jeffrey W. Ubben Jeffrey W. Ubben	Director	July 27, 2006

/s/ Maynard G. Webb. Jr. Maynard G. Webb, Jr.	Director	July 27, 2006

/s/ John R. Joyce John R. Joyce	Director	August 14, 2006

     Pursuant to the requirements of the Securities Act of 1933, the undersigned trustee(s) (or other persons who administer the Registrant’s Savings and Investment Plan) have duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on July 27, 2006.

Gartner, Inc. Savings and Investment Plan
By:	/s/Christopher Lafond

Christopher Lafond, Administrative Committee Chairman